Whole Foods Market, Inc.
601 N. Lamar, Suite 300
Austin, Texas  78703
512.477.4455 Phone
512.477.1301 Fax

September 10, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk, Stop 1-4

Re:  Whole Foods Market, Inc.

I hereby authorize and designate:

Glenda Flanagan, Executive VP &
Chief Financial Officer, Whole Foods Market, Inc.
Cynthia M. McCann, Vice President, Investor
Relations, Whole Foods Market, Inc.
Erica Goldbloom, Executive Asst., Shareholder
Services Investor Relations, Whole Foods Market, Inc.

to execute and file with the Securities and Exchange Commission the following forms:

Form 3 - Initial Statement of
Beneficial Ownership of Securities
Form 4 - Statement of Changes in
Beneficial Ownership of Securities
Form 5 - Annual Statement of Changes
in Beneficial Ownership of Securities

This authorization is effective until further notice.

Sincerely,

	Mo Siegel
	Mo Siegel
	Director, Whole Foods Market, Inc.